GulfMark to Present at the Pareto Securities’ 14th Annual Oil and Offshore Conference and the Lehman Brothers CEO Energy/Power Conference

August 28, 2007 - Houston - GulfMark Offshore, Inc. (NYSE:GLF) announced today that it will present at the Pareto Securities’ 14th Oil and Offshore Conference and the Lehman Brothers CEO Energy/Power Conference on Wednesday, August 29, 2007 and Wednesday, September 5, 2007, respectively.

Bruce Streeter, the Company’s President and Chief Executive Officer and Russell Bay, the Company’s V.P. - Investor Relations & Treasurer, will present at the Pareto Securities’ 14th Annual Oil and Offshore Conference in Oslo, Norway on Wednesday, August 29, 2007 at 3:20 p.m.

In addition, Bruce Streeter, the Company’s President and Chief Executive Officer and Edward Guthrie, the Company’s Executive V.P. – Finance and CFO, will present at the Lehman Brothers CEO Energy/Power Conference in New York City on Wednesday, September 5, 2007 at 3:05 p.m.  Participants may listen to a webcast of the presentation by going to http://cc.talkpoint.com/LEHM002/090407a_jw/default.asp?entity=Gulfmark.

Both presentations will be available on GulfMark's web site at: www.gulfmark.com on the day the Company presents at each conference.

GulfMark Offshore, Inc. provides marine transportation services to the energy industry through a fleet of sixty (60) offshore support vessels, primarily in the North Sea, offshore Southeast Asia, and the Americas.

Contact:	Russell K. Bay, Vice President – Investor Relations & Treasurer
E-mail: Rusty.Bay@GulfMark.com
Phone: (713) 963-9522

Edward A. Guthrie, Executive Vice President – Finance & CFO
E-mail: Ed.Guthrie@GulfMark.com
Phone: (713) 963-9522

Certain statements and answers to questions during the company’s presentation and projections shown on the company’s slide presentation may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors.  Among the factors that could cause actual results to differ materially are: price of oil and gas and their effect on industry conditions; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where the Company operates; changes in competitive factors; delay or cost overruns on construction projects and other material factors that are described from time to time in the Company's filings with the SEC. Consequently, the forward-looking statements made during the presentation or projections depicted on the company’s slide presentation should not be regarded as representations that the projected outcomes can or will be achieved.